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                                                                   EXHIBIT 10.65


                             SCION PHOTONICS, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                OCTOBER 27, 2000

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                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This Series A Preferred Stock Purchase Agreement (the "Agreement") is made as of October 27th, 2000, by and among Scion Photonics, Inc., a Delaware corporation (the "Company"), Read-Rite Corporation, a Delaware corporation ("Read-Rite"), and the investors listed on the Schedule of Investors attached hereto as Schedule A (each, an "Investor," and collectively, the "Investors").

                                    RECITALS:

     A. The Board of Directors and the stockholders of the Company have adopted the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Certificate"), which, among other matters, establishes the rights, preferences and privileges of the Company's Series A Preferred Stock, par value $0.001 (the "Series A Preferred").

     B. The Company desires to sell shares of Series A Preferred to the Investors, and the Investors desire to purchase, severally and not jointly, shares of Series A Preferred, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   SECTION 1.

                    Purchase and Sale of Series A Preferred.

     1.1 Sale and Issuance of Series A Preferred. The Company shall sell to the Investors and the Investors shall purchase, severally and not jointly, from the Company, at the price per share set forth in Section 1.2 below (the "Purchase Price"), that number of shares of Series A Preferred designated in column 2 opposite the Investor's name on the Schedule of Investors (the "Shares").

     1.2 Closing. Subject to the terms and conditions set forth herein, the Investors shall purchase, severally and not jointly, and the Company shall sell the Shares at an aggregate purchase price of $25,000,000 (the "Aggregate Purchase Price"), or $1.00 per share, at 10:00 a.m. on October 27, 2000 at the offices of Wilson Sonsini Goodrich & Rosati, counsel to the Company, or at such other time and place as the parties hereto shall otherwise agree (the "Closing").

     At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that the Investor is purchasing against delivery to the Company by the Investor at the Closing of the purchase price for such Shares by check, wire transfer or cancellation of outstanding indebtedness.

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                                   SECTION 2.

         Representations and Warranties of the Company to the Investor.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to the Investors as of the date hereof as follows:

     2.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify or be in good standing would have a material adverse effect on its business, properties, or financial condition. The Company has furnished the Investors with copies of its Certificate and Bylaws, as amended (attached hereto as Exhibits A and B, respectively). Said copies are true, correct and complete and contain all amendments as of the date hereof.

     2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Investor Rights Agreement attached hereto as Exhibit D (the "Investor Rights Agreement"), and the Stockholder Agreement attached hereto as Exhibit E (the "Stockholder Agreement" and, together with the Investor Rights Agreement, the "Related Agreements"), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares (the "Underlying Common Stock") and to carry out and perform its obligations under the terms of this Agreement, the Related Agreements and the Certificate and the transactions contemplated hereby and thereby.

     2.3 Subsidiaries. The Company does not own or control, directly or indirectly, any equity interest in any corporation, association or other business entity, and the Company is not a subsidiary of any corporation or entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     2.4  Capitalization.

          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 65,000,000 shares will be issued and outstanding as of the Closing, and 25,000,000 shares of Preferred Stock, $0.001 par value, all of which have been designated Series A Preferred, and none of which are issued and outstanding prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.

          (b) The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate. The Underlying Common Stock has been reserved for issuance upon conversion of the Series A Preferred.


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          (c)  The Company does not have any stock option, stock purchase or similar incentive or benefit plan or agreement currently in effect with respect to the Company. Except as contemplated herein and in the Related Agreements and as set forth in Schedule 2.4(c), there are no options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights to purchase or otherwise acquire from the Company any securities of the Company, nor are there any agreements or understandings with respect thereto.

          (d) As of the Closing, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its securities or any options, warrants or other rights to acquire any of its securities.

          (e) With the exception of the Stockholder Agreement, the Company is not, and immediately after the Closing will not be, a party or otherwise subject to any agreement or understanding, and, to the Company's knowledge, there is not, and immediately after the Closing there will not be any agreement or understanding between any persons or entities, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          (f) As of the Closing Date, Read-Rite will be the only holder of the Company's outstanding shares of Common Stock. Immediately after the Closing, the capitalization of the Company will be as set forth in Exhibit I.

     2.5 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements by the Company, the authorization, sale, issuance (or reservation for issuance) and delivery of the Shares and the Underlying Common Stock and the performance of all of the Company's obligations hereunder and under the Related Agreements have been taken or will be taken prior to Closing. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent that the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable laws or principles of public policy.

     2.6 Valid Issuance of Stock. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and the Underlying Common Stock has been duly and validly reserved for issuance and, when issued in compliance with the provisions of the Certificate, will be duly and validly issued and will be fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and such Shares and the Underlying Common Stock will be free and clear of any liens or encumbrances; provided, however, that the Shares and the Underlying Common Stock will be subject to restrictions on transfer under state and/or federal securities laws. Except as set forth in the Related Agreements, the Shares are not and the subsequent conversion of the Shares into the Underlying Common Stock will not be subject to any preemptive rights, rights of first refusal or other restrictions on transfer.


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     2.7  Offering. Subject in part to the accuracy of each Investor's representations in Section 3 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and from all applicable state securities or Blue Sky laws, and neither the Company nor its representatives will take any action hereafter that would cause the loss of such exemption.

     2.8 Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, and is in compliance with the lease of all properties leased by it, in each case except (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property. The Company is not in default under or in breach of any material provision of its leases, and the Company holds valid leasehold interests in the properties which it leases. The properties and assets of the Company are in good condition and repair.

     2.9  Material Contracts and Other Commitments.

          (a) Except for the Related Agreements and as set forth on Schedule 2.9(a), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

          (b) Except for agreements explicitly contemplated by this Agreement or the Related Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of or payments to the Company in excess of $20,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or
(iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products or services to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services.

          (c) Except for agreements explicitly contemplated by this Agreement, the Contribution Agreement (as defined herein) or the Related Agreements, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $20,000, (iii) made any loans or advances to any person, other than ordinary advances to employees for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the nonexclusive license of software to end-users in the ordinary course of business.


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          (d)  Except for agreements explicitly contemplated by this Agreement, the Contribution Agreement (as defined herein) or the Related Agreements, all the material contracts, agreements and instruments to which the Company is a party, or with respect to which the Company receives a material benefit, either directly or indirectly, through Read-Rite Corporation, by assignment, license or otherwise, are listed on Schedule 2.9 (d) and such contracts, agreements and instruments are valid, binding and in full force and effect in all material respects, and are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company is not in default under any contract, and, to the knowledge of the Company, no other party to any such contract is in default.

     2.10 Intellectual Property. The Company has not received any communications alleging, nor does the Company have reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, and is not aware, based on reasonable investigation, of any reasonable basis therefor or threat thereof.

     2.11 Litigation. There are no actions, suits, proceedings, or investigations pending or threatened against the Company or its properties before any court or governmental agency (nor is there any basis therefor). There are no actions, suits, proceedings or investigations (i) that question the validity of this Agreement, the Related Agreements, the right of the Company to enter into such agreements, the consummation of any action taken or to be taken in connection herewith or therewith or (ii) that might result in any change in the equity ownership of the Company. The Company is not a party or subject to any writ, order, decree, injunction or judgment of any court, governmental agency, or instrumentality (nor, to the knowledge of the Company based upon reasonable investigation, is there any reasonable basis therefor or threat thereof). There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

     2.12 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies with recognized insurers. This insurance is sufficient in amount as of the date of the Closing subject to reasonable deductibles to allow the Company to replace any of the material properties of the Company that may be damaged or destroyed.

     2.13 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     2.14 Registration Rights and Voting. Except as provided in the Investor Rights Agreement, the Company is not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the knowledge of the Company, except as contemplated in the Stockholder Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of the Company's securities.

     2.15 Governmental Consents. No consent, approval, qualification, order or authorization of, or registration, designation, declaration or filing with, any local, state or federal governmental


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authority is required on the part of the Company in connection with the valid execution, delivery or performance of this Agreement or any Related Agreement, the offer, sale or issuance of the Shares, the issuance of the Underlying Common Stock, or the consummation of any transaction contemplated hereby, except (i) such filings as have been made prior to the date hereof, and (ii) such additional post-closing filings as may be required to comply with applicable state and federal securities laws, and with applicable general corporation laws of the various states, each of which will be filed with the proper authority by the Company within the time prescribed by law.

     2.16 Related Party Transactions. Except for agreements explicitly contemplated by this Agreement, the Contribution Agreement, or the Related Agreements, no employee, officer, stockholder or director of the Company or Read-Rite, or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services previously rendered, (ii) as reimbursement for reasonable expenses incurred on behalf of the Company, or (iii) for other standard employee benefits made generally available to all employees. Other than as contemplated by the relationship between Read-Rite and the Company as set forth in the agreements explicitly contemplated by this Agreement and the Related Agreements, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in or a party to any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

     2.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to environmental health and safety.

     2.18 Broker's and Finders' Fees. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.19 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate or Bylaws, or of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business operations, properties or assets.

     2.20 Employees. As of immediately prior to the Closing, the Company has no employees.

     2.21 Corporate Documents. The copy of the minute books of the Company provided to counsel to the Investor contains minutes of all meetings of the Board of Directors and stockholders and all actions by written consent without a meeting by the Board of Directors and stockholders


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since the date of the Company's incorporation, and accurately reflects all actions by the Board of Directors (and any committee thereof) and stockholders with respect to all transactions referred to in such minutes in all material respects. Neither the stockholders nor the Board of Directors of the Company have taken any action relating to the merger, consolidation, sale of assets or business, liquidation, dissolution or any other reorganization of the Company.

     2.22 Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase such Investor's Shares and all information that the Company believes is material to the purchase of such Investor's Shares. To the best of the Company's knowledge, after reasonable investigation, neither this Agreement nor any other agreements, written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     2.23 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

     2.24 Tax Returns, Payments, and Elections. To date, the Company has not been required to file any tax returns or reports under federal, state, or local laws. The Company has paid all taxes and other assessments due. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S Corporation or a collapsible corporation pursuant to Section 1362(a) or Section 3414(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver or any statute of limitations on the assessment or collection of any tax or government charge. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     2.25 Unaudited Balance Sheet. The Company has delivered to the Investors an unaudited balance sheet as of October 20, 2000 (the "Unaudited Balance Sheet"), which has been prepared in accordance with generally accepted accounting principles, except that it does not contain any footnotes which may be required by generally accepted accounting principles.

                                   SECTION 3.

                  Representations and Warranties of Read-Rite.

     Read-Rite represents and warrants to the Investors as follows:

     3.1 Intellectual Property. Read-Rite owns or possesses sufficient legal rights to the Licensed Patents and the Licensed Technology (as such terms are defined in the Intellectual Property


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License Agreement dated the date hereof between the Company and Read-Rite), including the right to sublicense such Licensed Patents and Licensed Technology, without any conflict or infringement of the rights of others.

     3.2 Environmental and Safety Laws. With respect to the property described as the Premises in the Assignment of Lease dated the date hereof between the Company and Read-Rite located at 345 Los Coches Street, Milpitas, California, Read-Rite is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                                   SECTION 4.

                Representations and Warranties of the Investors.

     Each Investor, severally and not jointly, represents and warrants to the Company as follows:

     4.1 Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

     4.2 Investment. The Investor is acquiring the Series A Preferred for investment for the Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Series A Preferred and the Underlying Common Stock have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

     4.3 Rule 144. The Investor acknowledges that the Series A Preferred and the Underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. The Investor understands that no public market now exists, and that a market may never exist, for any of the securities issued by the Company.

     4.5 Access to Information. The Investor's officers and agents have had an opportunity to discuss the Company's management, business plan and financial condition with the Company's


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management. The Investor understands that a purchase of the Shares involves a high degree of risk, and there can be no assurance the Company's business objectives will be obtained.

     4.6 Authorization; Corporate Power. The Investor has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements, when executed and delivered by the Investor will constitute a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable laws.

     4.7 Broker's and Finders' Fees. The Investor has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.8 Legends. It is understood that each certificate representing the Shares and the Underlying Common Stock shall bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER HEREOF, IN WHICH CASE NO SUCH OPINION SHALL BE REQUIRED)."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TAG-ALONG RIGHTS AND VOTING AGREEMENTS AS SET FORTH IN A STOCKHOLDER AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TAG-ALONG RIGHTS AND VOTING AGREEMENTS ARE BINDING UPON CERTAIN TRANSFEREES OF THESE SHARES."

     4.9 Residence. The office of the Investor in which its investment decision was made is located at the address set forth on the signature page to this document.


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                                   SECTION 5.

              Conditions of the Investors' Obligations at Closing.

     The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor:

     5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as if made on and as of the Closing.

     5.2 Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

     5.3 Securities Law Compliance. The Company shall have complied with and the offer and sale of the Shares pursuant to this Agreement shall be effective under all federal and state securities or Blue Sky laws applicable to the offer and sale of the Shares to the Investors.

     5.4 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Investor, in the reasonable exercise of the judgment of the Investor. The Company shall have delivered to the
Investors:

          (i) a certificate signed by the Chief Executive Officer of the Company in the form attached hereto as Exhibit H, dated the date of the Closing, stating that the conditions set forth in Sections 5.1 and 5.2 have been fully satisfied;

          (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and the Related Agreements, the filing of the Certificate, the issuance and sale of the Shares, the reservation for issuance upon conversion of the Shares of an aggregate of 25,000,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement and the Related Agreements;

          (iii) certified copies of the resolutions duly adopted by the Company's stockholders authorizing the filing of the Certificate;

          (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

     5.5 Investor Rights Agreement. The Company and the Investors shall have entered into the Investor Rights Agreement in the form attached hereto as Exhibit D.


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     5.6  Stockholder Agreement. The Company and the Investors shall have entered into the Stockholder Agreement in the form attached hereto as Exhibit E.

     5.7 Opinion of Counsel. There shall have been delivered to the Investors an opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Company, in substantially the form attached hereto as Exhibit G.

     5.8 Restated Certificate. The Company shall have amended its certificate of incorporation by filing with the Secretary of State for the State of Delaware the Certificate, which sets forth the rights, preferences and privileges of the Shares.

     5.9 Board of Directors. Effective immediately following the Closing, the directors of the Company shall be Alan S. Lowe, Cyril J. Yansouni, Richard Kashnow, Mike Durkin and Mark Re.

     5.10 Asset Contribution and Assumption of Liabilities Agreement. Prior to the Closing, the Company and Read-Rite Corporation ("Read-Rite") shall have executed and delivered an Asset Contribution and Assumption of Liabilities Agreement (the "Contribution Agreement") in the form attached hereto as Exhibit J, together with all Ancillary Agreements (as defined in the Contribution Agreement) that has resulted in, among other things, the transfer of certain assets and liabilities from Read-Rite to the Company in exchange for 65,000,000 shares of Common Stock of the Company.

     5.11 Unaudited Balance Sheet. The Company shall have delivered to the Investors the Unaudited Balance Sheet.

                                   SECTION 6.

               Conditions of the Company's Obligations at Closing.

     The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before Closing of each of the following conditions, any of which may be waived in writing by the Company:

     6.1 Representations and Warranties. The representations and warranties of each Investor contained in Sections 3 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

     6.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulating body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.3 Performance. Each Investor shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by the Investor as of the Closing, including payment of the required consideration for the Shares as set forth in Section 1.2 hereof.

                                   SECTION 7.

                     Post-Closing Covenants of the Company.

     7.1 Securities Laws Compliance. The Company shall make in a timely manner any filings required by applicable federal or state securities or Blue Sky laws, or those of any other applicable jurisdiction.

     7.2 Proprietary Information and Assignment Agreement. The Company shall require all future officers, directors and employees of the Company and its subsidiaries to execute and deliver a Proprietary Information and Assignment Agreement in substantially the form of Exhibit F, and shall require all future consultants to the Company to execute and deliver a consulting agreement which provides substantially similar protection from misappropriation to the Company Intellectual Property.

     7.3 Reservation of Shares. For so long as any Investor shall have any right to receive the Underlying Common Stock upon conversion of the Shares, the Company shall reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Underlying Common Stock deliverable upon conversion of all the then outstanding Shares and shall, at its own expense, take all such actions and obtain such permits and orders as may be necessary to enable the Company lawfully to issue such Underlying Common Stock upon conversion of the Shares.

     7.4 Use of Proceeds. The Company agrees that the Aggregate Purchase Price shall be used only for general corporate purposes of the Company.

                                   SECTION 8.

                                 Miscellaneous.

     8.1 Entire Agreement; Successors and Assigns. This Agreement and the exhibits hereto constitute the entire agreement between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and any Investor is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

     8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

     8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     8.4 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     8.5 Notice. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be deemed to be effective on the earliest of (i) the date of delivery by hand delivery or facsimile, (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries, (iii) the third business day after deposit with an internationally recognized courier or overnight service for deliveries outside the United States, or (iv) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.

     8.6 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and by persons holding at least a majority of the aggregate of (a) the then outstanding Shares (voting on an as-if-converted to Common Stock basis) plus (b) the then outstanding shares of Common Stock into which the Shares have been converted, other than shares of Common Stock that have been sold to the public.

     8.7 Finders' Fees. The Company and each Investor will indemnify each other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

     8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.9 Expenses. The Company will pay at the Closing all reasonable fees and expenses (including reasonable fees and expenses of counsel to the Investors) incurred by Tyco Sigma Limited, as the lead Investor, in connection with the transactions contemplated in this Agreement; provided that the fees and expenses of counsel to the Investors shall not exceed $20,000 without the prior written approval of the Company.

The Investors:                          TYCO SIGMA LIMITED,
                                        A BERMUDA COMPANY


                                        ----------------------------------------
                                        By: Glen Miskiewicz
                                        Title: Vice President and Director

                                        Address: The Zurich Centre, 2nd Floor
                                                 90 Pitts Bay Road
                                                 Pembroke HM 08, Bermuda
                                        Fax:     (441) 295-9647

                                        With a copy to:
                                             Mr. Mike Durkin
                                             Tyco International (U.S.) Inc.
                                             One Tyco Park
                                             Exeter, NH 03833-1108
                                             Fax: (603) 778-0108


                                        INTEGRAL CAPITAL PARTNERS V, L.P.
                                        BY INTEGRAL CAPITAL MANAGEMENT V, LLC
                                        ITS GENERAL PARTNER


                                        ----------------------------------------
                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Address: 2750 Sand Hill Road
                                                 Menlo Park, CA 94025

                                        With a copy to:
                                                       -------------------------

                                        ----------------------------------------


                                        INTEGRAL CAPITAL PARTNERS V MS
                                        SIDE FUND, L.P.
                                        BY ICP MANAGEMENT V, LLC
                                        ITS GENERAL PARTNER


                                        ----------------------------------------
                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Address: 2750 Sand Hill Road
                                                 Menlo Park, CA 94025

                                        With a copy to:
                                                       -------------------------

                                        ----------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the day and year first above written.

The Company:                            SCION PHOTONICS, INC.,
                                        a Delaware corporation

                                        /s/ ALAN S. LOWE
                                        ----------------------------------------
                                        By: Alan S. Lowe
                                        Title: Chief Executive Officer

                                        Address: 345 Los Coches Street
                                                 Milpitas, CA 95035



Read-Rite:                              READ-RITE CORPORATION

                                        By: /s/ ALAN S. LOWE
                                           -------------------------------------
                                        Title: President and
                                               Chief Executive Officer
                                              ----------------------------------

                                        Address: 44100 Osgood Road
                                                 Fremont, CA 94539

                                        With a copy to: Andrew C. Holcomb,
                                                       -------------------------
                                        Title: Vice President
                                               and General Counsel
                                              ----------------------------------

                                        Address: 44100 Osgood Road
                                                 Fremont, CA 94539

     IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the day and year first above written.

The Company:                            SCION PHOTONICS, INC.,
                                        a Delaware corporation

                                        /s/ ALAN S. LOWE
                                        ----------------------------------------
                                        By: Alan S. Lowe
                                        Title: Chief Executive Officer

                                        Address: 345 Los Coches Street
                                                 Milpitas, CA 95035



Read-Rite:                              READ-RITE CORPORATION

                                        By: /s/ ALAN S. LOWE
                                           -------------------------------------
                                        Title: President and
                                               Chief Executive Officer
                                              ----------------------------------

                                        Address: 44100 Osgood Road
                                                 Fremont, CA 94539

                                        With a copy to: Andrew C. Holcomb,
                                                       -------------------------
                                        Title: Vice President
                                               and General Counsel
                                              ----------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the day and year first above written.

The Company:                            SCION PHOTONICS, INC.,
                                        a Delaware corporation

                                        /s/ ALAN S. LOWE
                                        ----------------------------------------
                                        By: Alan S. Lowe
                                        Title: Chief Executive Officer

                                        Address: 345 Los Coches Street
                                                 Milpitas, CA 95035



Read-Rite:                              READ-RITE CORPORATION

                                        By: /s/ ALAN S. LOWE
                                           -------------------------------------
                                        Title: President and
                                               Chief Executive Officer
                                              ----------------------------------

                                        Address: 44100 Osgood Road
                                                 Fremont, CA 94539

                                        With a copy to: Andrew C. Holcomb,
                                                       -------------------------
                                        Title: Vice President
                                               and General Counsel
                                              ----------------------------------

                              SCHEDULE OF INVESTORS

--------------------------------------------------------------------------------
Investor                               Investment Amount        Shares Purchased
--------------------------------------------------------------------------------
Tyco Sigma Limited                        $15,000,000              15,000,000
--------------------------------------------------------------------------------
Integral Capital                           $9,874,129               9,874,129
Partners V, L.P.
--------------------------------------------------------------------------------
Integral Capital                            $125,871                 125,871
Partners V MS Side Fund, L.P.
--------------------------------------------------------------------------------

                                                                       EXHIBIT C

                              SCION PHOTONICS, INC.

                             SCHEDULE OF EXCEPTIONS

     This Schedule of Exceptions, dated October 27th, 2000, is made and given pursuant to Section 2 of the Series A Stock Purchase Agreement, dated October 27th, 2000, by and between Scion Photonics, Inc. (the "Company"), Read-Rite Corporation, Tyco Sigma Limited, Integral Capital Partners V, L.P., and Integral Capital Partners V MS Side Fund, L.P. (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. All capitalized terms not defined herein will have the meanings given to them in the Agreement.

SECTION 2.4(C)

The Company does intend to adopt a stock option plan subsequent to the Closing under which it anticipates reserving 35,000,000 shares of Common stock for issuance thereunder.

SECTION 2.9 MATERIAL CONTRACTS

     (a) Assignment of Lease Agreement dated October 1, 2000 between Read-Rite Corporation and Scion Photonics, Inc.